EXHIBIT 10.1

TERMINATION AND RELEASE AGREEMENT

This Termination and Release Agreement (this “Agreement”) is made and entered into as of April 21, 2015 by and among E-World USA Holding, Inc., a Nevada corporation (“Parent”), E-World Canada Holding, Inc., a corporation existing under the laws of the Province of Ontario (“Purchaser”), Guo Yin (Wynn) Xie, an individual resident in the Province of Ontario (“Xie”), Jian Long, an individual resident in the Province of Ontario (“Long”), Hong Shu Zhu, an individual resident in the Province of Ontario (“Zhu”), 2434689 Ontario Inc., a corporation existing under the laws of the Province of Ontario (“XieCo”), 2434691 Ontario Inc, a corporation existing under the laws of the Province of Ontario (“LongCo”), 2434694 Ontario Inc., a corporation existing under the laws of the Province of Ontario (“ZhuCo”), Prime Nutrisource Inc., a corporation existing under the laws of the Province of Ontario (“Prime”), Nugale Pharmaceutical Inc., a corporation existing under the laws of the Province of Ontario (“Nugale”), and Prime Nutrisource Inc., a New Jersey corporation (“Prime New Jersey”, and together, with Parent, Purchaser, Xie, Long, Zhu, XieCo, LongCo, ZhuCo, Prime and Nugale, the “Share Purchase Agreement Parties”) and shall be deemed effective as of October 20, 2014. Capitalized terms used and not defined in this Agreement shall have the meanings ascribed to such terms in the Share Purchase Documents (as defined below).

A. The Share Purchase Agreement Parties are parties to that certain Share Purchase Agreement, dated October 20, 2014, (the “Share Purchase Agreement”), pursuant to which the Purchaser purchased all of the shares of the capital stock of each of Prime, Nugale and Prime New Jersey from Xie, Long, Zhu, XieCo, LongCo and ZhuCo in consideration of a deposit of CDN$2,000,000 (“Deposit”), the issuance of a Promissory Note (as defined below) and the issuance of the Consideration Stock (the “Share Purchase Transaction”)

B. In connection with the Share Purchase Transaction, certain of the Share Purchase Parties entered into certain agreements as follows:

(i) Promissory Note, dated as of October 20, 2014, in the principal amount of CDN$22,780,000 issued to Xie (as agent for the Vendors)(the “Promissory Note”);

(ii) Securities Pledge Agreement, dated as of October 20, 2014, between Purchaser and Xie (as agent for the Vendors) (the “Pledge Agreement”);

(iii) Guarantee, dated as of October 20, 2014, between Prime and Xie (as agent for the Vendors) (the “Prime Guarantee”);

(iv) Guarantee, dated as of October 20, 2014, between Nugale and Xie (as agent for the Vendors) (the “Nugale Guarantee”);

(v) Guarantee, dated as of October 20, 2014, between Prime New Jersey and Xie (as agent for the Vendors) (the “Prime New Jersey Guarantee”);

(vi) Security Agreement, dated as of October 20, 2014, between Prime and Xie (as agent for the Vendors)(the “Prime Security Agreement”);

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(vii) Security Agreement, dated as of October 20, 2014, between Nugale and Xie (as agent for the Vendors) (the “Nugale Security Agreement”);

(vii) Security Agreement, dated as of October 20, 2014, between Purchaser and Xie (as agent for the Vendors) (the “Purchaser Security Agreement”);

(ix) Employment Agreement, dated as of October 20, 2014, by and among Prime, Parent and Xie (the “Employment Agreement”);

(x) Non-Competition, Non-Solicitation and Confidentiality Agreement, dated as of October 20, 2014, by and among Parent, Prime, Nugale and Xie (the “Non-Compete Agreement”;

(xi) Support Agreement, dated as of October 20, 2014, between Parent and Purchaser (the “Support Agreement”); and

(xii) Promissory Note, dated as of October 24, 2014, issued by Xie to Purchaser (the “Working Capital Note”, and together with the Share Purchase Agreement, the Promissory Note, the Pledge Agreement, the Prime Guarantee, the Nugale Guarantee, the Prime New Jersey Guarantee, the Prime Security Agreement, the Nugale Security Agreement, the Purchaser Security Agreement, the Employment Agreement, the Non-Compete Agreement and the Support Agreement, the “Share Purchase Documents”).

C. The Share Purchase Parties desire to, among other things, terminate the Share Purchase Documents (and all other agreements and documents executed and delivered in connection therewith) and provide for full releases, all as more specifically set forth herein.

NOW THEREFORE, in consideration of the foregoing recitals, the respective covenants and agreements herein contained, and for other good and valuable consideration, each to the other, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Return of Deposit. Concurrently with the execution of this Agreement by the parties hereto, Xie shall pay to Parent, by wire transfer of immediately available funds, the amount of CND$1,500,000.

2. Termination of Share Purchase Documents; Cancellation of Consideration Stock. Each of the Share Purchase Documents, and all other agreements and documents executed and delivered in connection therewith, are hereby terminated effective as of October 20, 2014 and will be of no further force or effect, and, except as set forth herein, all obligations and duties owed or required to be performed thereunder are hereby irrevocably waived and released. In addition, each of the Share Purchase Parties hereby acknowledges and agrees that the shares of Consideration Stock are hereby cancelled and that none of Prime, Nugale, Prime New Jersey or the Vendors has any right to or in any shares of Parent Consideration Stock.

3. Resignations. Xie hereby resigns from all officer, director, employee and other positions with Purchaser effective as of October 20, 2014. Dinghua Wang hereby resigns from all officer, director, employee and other positions with each of Prime, Nugale and Prime New Jersey effective as of October 20, 2014.

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4. Cooperation. To the extent required, each of Prime, Nugale, Prime New Jersey and Xie agrees that it or he (as applicable) shall (a) promptly and timely cooperate and take all action and provide all information, documents and other items as may be requested by the Parent and/or its auditors in connection with the Parent’s auditor’s financial review or audit of Prime, Nugale and Prime New Jersey as may be required to be completed in connection with Parent’s filings with the U.S. Securities and Exchange Commission, and (b) sign any and all consents and representation letters as may be reasonably requested by the Parent’s auditors in connection with the foregoing.

5. Release of Parent Releasees. Except with respect to the rights and obligations of each of the parties to the Agreement created by or arising out of this Agreement (collectively, the “Continuing Obligations”), each of Prime, Nugale, Prime New Jersey and the Vendors, on behalf of itself, himself and herself (as applicable) and the other Prime Releasees (as defined below), hereby releases and forever discharges Parent, Purchaser and each of their respective past, present and future officers, directors, shareholders, partners, agents, employees, insurers, representatives, administrators, attorneys, affiliates, related entities, successors and assigns (collectively, the “Parent Releasees”) from any and all claims, demands, obligations, losses, causes of action, costs, expenses, attorneys’ fees and liabilities whatsoever, whether based on contract, tort, statutory or other legal or equitable theories of recovery, and whether known or unknown, asserted or unasserted, which in any way are based upon, arise out of or relate to any matter, cause or thing existing at any time prior to the date hereof or anything done, omitted or suffered prior to the date hereof, in each case in relation to the Share Purchase Documents and the transactions contemplated thereby.

6. Release of Prime Releasees. Except with respect to the Continuing Obligations, each of Parent and Purchaser, on behalf of itself and the other Parent Releasees, hereby releases and forever discharges each of Prime, Nugale, Prime New Jersey and the Vendors and each of their respective past, present and future officers, directors, shareholders, partners, agents, employees, insurers, representatives, administrators, attorneys, affiliates, related entities, successors and assigns (collectively, the “Prime Releasees”) from any and all claims, demands, obligations, losses, causes of action, costs, expenses, attorneys’ fees and liabilities whatsoever, whether based on contract, tort, statutory or other legal or equitable theories of recovery, and whether known or unknown, asserted or unasserted, which in any way are based upon, arise out of or relate to any matter, cause or thing existing at any time prior to the date hereof or anything done, omitted or suffered prior to the date hereof, in each case in relation to the Share Purchase Documents and the transactions contemplated thereby.

7. Waiver of California Civil Code Section 1542. This Agreement shall be effective as a full and final accord and satisfaction and mutual general release of all released matters specified herein. In furtherance of this intention, each of Parent and Purchaser on behalf of itself and on behalf of the other Parent Releasees and each of Prime, Nugale and the Vendors, on behalf of itself, himself or herself (as applicable) and on behalf of the other Prime Releasees acknowledges that such party has been advised by its, his or her legal counsel of, and is familiar with, Section 1542 of the Civil Code of the State of California, which provides as follows:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN ITS, HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY IT, HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR”

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Except with respect to the Continuing Obligations, each of Parent and Purchaser on behalf of itself and on behalf of the other Parent Releasees and each of Prime, Nugale and the Vendors, on behalf of itself, himself or herself (as applicable) and on behalf of the other Prime Releasees, hereby waives and knowingly relinquishes any rights and benefits which such Beneficiary has or may have under Section 1542 of the Civil Code of the State of California and any similar law of any state in the United States or foreign country or province to the fullest extent permitted by applicable law.

8. Release Carve-Out. The parties acknowledge and agree that the foregoing releases do not apply to the Continuing Obligations.

9. Covenant Not to Sue. Each of Parent and Purchaser, on behalf of itself and on behalf of the other Parent Releasees, on the one hand, and each of Prime, Nugale and the Vendors, on behalf of itself, himself or herself (as applicable) and on behalf of the other Prime Releases, on the other hand, hereby represents and warrants that it, he or her (as applicable) has not filed or commenced, or caused to be filed or commenced, and that it, he or her (as applicable) will not file or commence, or cause to be filed or commenced, any action or proceeding before any federal, state, foreign, provincial or local agency, court, or arbitral body, with regard to the claims released hereby.

10. No Assignment. Each of the parties hereby represents and warrants that such party has not heretofore assigned or transferred or purported to assign or transfer to any person or entity all or any part of or any interest in any claim, contention, demand or cause of action relating to any matter released hereby. Each party hereto agrees to indemnify and to hold harmless the other parties hereto against any claim, contention, demand, cause of action, obligation and liability of any nature, character or description whatsoever, including the payment of reasonable attorneys’ fees and costs, whether or not litigation is commenced, which may be based upon or which may arise out of or in connection with any such assignment or transfer or purported assignment or transfer.

11. No Admission. Neither the execution nor the delivery of this Agreement by any party nor the payment of any consideration by any party incident to this Agreement is an admission of any wrongdoing or liability whatsoever on the part of any party.

12. Non-Disparagement. Each of Parent and Purchaser hereby agrees that it will not publicly or privately disparage any of the Prime Releasees or make any other remarks that may harm the business interests of any of the Prime Releasees, including, without limitation, making any remarks involving or referring to any of the Prime Releasees’ products, services or business practices. Each of Prime Nugale and the Vendors hereby agrees that it, he or she (as applicable) will not publicly or privately disparage any of the Parent Releasees or make any other remarks that may harm the business interests of any of the Parent Releasees, including, without limitation, making any remarks involving or referring to any of the Parebt Releasees’ products, services or business practices.

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13. Further Assurances. The parties shall, from time to time, promptly execute and deliver such further instruments, documents and papers and perform such further acts as may be necessary to carry out and effect the terms of this Agreement.

14. Liability for other Releasees. Parent shall be responsible and liable for any breach of this Agreement by Parent or any of the other Parent Releasees. Prime and the Vendors shall be jointly and severally responsible and liable for any breach of this Agreement by Prime and/or any of the Vendors or any of the other Prime Releasees.

15. Miscellaneous Provisions.

(a) Successors and Assigns; Third Party Beneficiaries. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective assignors, predecessors in interest, successors, assigns, heirs and personal representatives. Except as set expressly set forth herein, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to this Agreement and their respective successors and assigns, and the Parent Releasees, the Prime Releasees, and their respective successors and assigns, all of whom are intended to be, and are, third party beneficiaries of this Agreement.

(b) Attorneys’ Fees. Should any party to this Agreement institute any action or proceeding to enforce any provision hereof, or for damages by reason of any alleged breach of any provision of this Agreement, or for a declaration of such party’s rights or obligations hereunder, or for any other judicial remedy, the prevailing party shall recover from the losing party all attorneys’ fees, costs and expenses actually paid by the prevailing party to its attorneys for the services rendered in any such action or proceeding.

(c) Waiver; Amendment. No provision in this Agreement may be waived unless in writing signed by all parties to this Agreement. Waiver of any one provision shall not be deemed to be a waiver of any other provision. This Agreement may be modified or amended only by a written agreement executed and delivered by all of the parties to this Agreement.

(d) Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part, the remaining provisions, and any partially invalid or unenforceable provisions, to the extent valid and enforceable, shall nevertheless be binding and valid and enforceable.

(e) Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes any and all prior oral and written agreements and understandings with respect to such subject matter. No party may rely on any representation, warranty, condition, understanding or agreement of any kind with respect to the subject matter hereof other than those contained herein.

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(f) Governing Law. This Agreement shall be governed by the laws of the State of Nevada and the federal laws of the United Stated applicable therein, without regard to conflict of laws principles.

(g) Counterparts. This Agreement may be executed and delivered (including, without limitation, by email or other electronic transmission) in one or more counterparts, each of which shall be deemed an original but all of which, together, shall be deemed to constitute a single document.

(h) Advice of Counsel. Each party hereto acknowledges and represents that it has read and understood the terms of this Agreement and that it has sought and received the legal advice of its attorneys in connection with its execution of this Agreement.

(i) Construction. When necessary herein, all terms used in the singular shall apply to the plural, and vice versa; and the present tense shall include the past and future tense, and vice versa. The language in all parts of this Agreement shall in all cases be construed simply, according to its fair meaning, and not strictly for or against any of the parties hereto. Without limitation, there shall be no presumption against any party on the ground that such party was responsible for drafting this Agreement or any part thereof.

[SIGNATURE PAGE TO FOLLOW]

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IN WITNESS WHEREOF, the parties hereto have executed this Termination and Release Agreement as of the date first set forth above.

E-WORLD USA HOLDING, INC.

By:	/s/ Dinghua Wang
Name:	Dinghua Wang
Title:	Chief Executive Officer

E-WORLD CANADA HOLDING, INC

By:	/s/ Dinghua Wang
Name:	Dinghua Wang
Title:	Chief Executive Officer

/s/ Guo Yin (Wynn) Xie
GUO YIN (WYNN) XIE

/s/ Jian Long
JIAN LONG

/s/ Hong Shu Zhu
HONG SHU ZHU

Termination and Release Agreement

Signature Page

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234689 ONTARIO INC.

By:	/s/ Guo Yin (Wynn) Xie
Name:	Guo Yin (Wynn) Xie
Title:	President, Secretary and Treasurer

2434691 ONTARIO INC.

By:	/s/ Guo Yin (Wynn) Xie
Name:	Guo Yin (Wynn) Xie
Title:	President, Secretary and Treasurer

2434694 ONTARIO INC.

By:	/s/ Guo Yin (Wynn) Xie
Name:	Guo Yin (Wynn) Xie
Title:	President, Secretary and Treasurer

PRIME NUTRISOURCE, INC.

By:	/s/ Guo Yin (Wynn) Xie
Name:	Guo Yin (Wynn) Xie
Title:	President, Secretary and Treasurer

NUGALE PHARMACEUTICAL, INC.

By:	/s/ Guo Yin (Wynn) Xie
Name:	Guo Yin (Wynn) Xie
Title:	President, Secretary and Treasurer

PRIME NUTRISOURCE INC. (NEW JERSEY)

By:	/s/ Guo Yin (Wynn) Xie
Name:	Guo Yin (Wynn) Xie
Title:	President, Secretary and Treasurer

Termination and Release Agreement

Signature Page

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